UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

May 5, 2025

Date of Report (Date of earliest event reported)

NEW ERA HELIUM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEHC	The Nasdaq Stock Market LLC
Warrants	NEHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Second Amended and Restated Equity Purchase Facility Agreement

As previously reported, New Era Helium Inc., a Nevada corporation (“NEH” or the “Company”), and an institutional investor (the “Investor”), entered into that certain Equity Purchase Facility Agreement, dated as of December 6, 2024, as amended and restated by that certain Amended and Restated Equity Purchase Facility Agreement dated as of February 21, 2025 (the “Existing EPFA”).

Pursuant to and in accordance with the terms of the Existing EPFA, among other things, (a) the Company issued to the Investor certain promissory notes in the aggregate principal amount of $10 million (the “Promissory Notes”) and (b) during the commitment period provided for in the Existing EPFA, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, up to an aggregate of $75 million of shares of Company common stock (“Shares”) by the delivery to the Investor of certain advance notices.

On May 5, 2025, the Company and the Investor entered into a Second Amended and Restated Equity Purchase Facility Agreement (the “Second A&R EPFA”), which amends and restates the Existing EPFA in its entirety. Capitalized terms used in this section and not defined herein have the meanings ascribed thereto in the Second A&R EPFA.

The Second A&R EPFA, among other things, removes the prohibition in the Existing EPFA from the Company selling Shares to the Investor pursuant to an Advance Notice at a sales price below the Floor Price then in effect; however, the Company is still required to obtain the Investor’s consent prior to issuing an Advance Notice where the sales price is lower than 120% of the Floor Price then in effect. The Second A&R EPFA also removed the concept of the Minimum Acceptable Price (as defined in the Existing EPFA) and includes other conforming and administrative changes.

The foregoing summary of the Second A&R EPFA does not purport to be complete and is qualified in its entirety by reference to the Second A&R EPFA filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendments to Promissory Notes

On May 5, 2024, the Company and the Investor entered into amendments to the Promissory Notes (the “Amended Notes”) which, among other things, provides that the Company may elect to defer the principal portion of the monthly payments that are due to the Investor in May 2025 June 2025 or July 2025 until on or before the Maturity Date of the respective Promissory Note in exchange for the payment of a deferral fee (the “Deferral Fee”) equal to 2.0% of the outstanding Principal on each of the Promissory Notes payable monthly until the deferred principal payments are paid in full. The Deferral Fee is payable 50% in cash and 50% as an addition to the outstanding Principal amount on the applicable payment date. If the Company elects to defer the principal portion of the monthly payments that are due to the Investor in May 2025 June 2025 or July 2025, it is still required to make a cash payment for all accrued and unpaid interest outstanding on the principal of the respective Promissory Notes on the applicable due date. The Amended Notes also provide that, if the Company elects to to defer the principal portion of the monthly payments that are due to the Holder in May 2025 June 2025 or July 2025, the Company’s failure to make the required interest payments for such months or to pay the Deferral Fee when due will constitute an Event of Default under the Promissory Notes.

The foregoing summary of the Amended Notes does not purport to be complete and is qualified in its entirety by reference to the Amended Notes filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Equity Purchase Facility Agreement, dated May 5. 2025.
10.2	Amendment, dated May 5, 2025, to Senior Secured Convertible Promissory Note, dated December 6, 2024
10.3	Amendment, dated May 5, 2025, to Senior Secured Convertible Promissory Note, dated January 16, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2025

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer